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[SUTHERLAND ASBILL
& BRENNAN LLP]


                                 April 27, 2005



State Farm Life and Accident Assurance Company
One State Farm Plaza
Bloomington, IL 61710-0001

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of the Post-Effective Amendment No. 9 to the registration statement on Form N-6 for State Farm Life and Accident Assurance Company Variable Life Separate Account (File No. 333-64345). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                               Sincerely,

                                               SUTHERLAND ASBILL & BRENNAN LLP

                                           By: /s/ W. Thomas Conner
                                               ---------------------------------
                                               W. Thomas Conner, Esq.